MAZARS

Our ref.: JY/LF/S932/ABA3/pp

January 18, 2012

Securities and Exchange Commission
100 F Street, NE
Washington DC 20459
United States

Dear Sirs,

**SMARTPAY EXPRESS, INC.**

We have read Item 4.01 of SmartPay Express, Inc.'s Form 8-K, which discusses the resignation of Mazars CPA Limited as its independent auditor, and we agree with the statements made therein.

Yours faithfully,

**Mazars CPA Limited**
Certified Public Accountant

MAZARS CPA LIMITED
瑪澤會計師事務所有限公司
42ND FLOOR, CENTRAL PLAZA, 18 HARBOUR ROAD, WANCHAI, HONG KONG
香港灣仔港灣道18號中環廣場42樓
TEL: (852) 2909 5555 · FAX: (852) 2810 0032 · info@mazars.com.hk · www.mazars.com.hk